UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2009, the Company and certain of its subsidiaries entered into Amendment No. 8 to the Credit Agreement (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of August 17, 2007 (as amended prior to the date hereof, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent (the “Administrative Agent”), and the other lenders that are parties thereto. The Credit Agreement continues to provide the Company with a $950 million senior revolving credit facility, including sublimits available for borrowings under certain foreign currencies and for letters of credit, and a senior term loan in an aggregate outstanding principal amount of approximately $111.5 million.

Pursuant to the terms of the Credit Agreement Amendment, the date upon which the revolving commitments would be permanently reduced by an amount equal to the then current revolver reserve amount was amended to 12:00 a.m., August 1, 2009. The revolver reserve amount is an amount equal to 50 percent of the total net cash proceeds from any real estate asset sale occurring between January 1, 2009 and July 31, 2009 (other than (i) the sale and lease back transaction with NATMI Truck Terminals, LLC and (ii) the sale of real estate subject to a first lien security interest for the benefit of Central States, Southeast and Southwest Areas Pension Fund and such other pension funds a party to the Contribution Deferral Agreement, dated as of June 17, 2009, among such funds, certain subsidiaries of the Company and Wilmington Trust Company, as agent). The total amount of the revolver reserve amount may not exceed $150 million.

Until August 1, 2009, the Company may only borrow funds or request the issuance of letters of credit from the revolver reserve amount under the Credit Agreement with the approval of lenders with at least two-thirds of the aggregate revolving loan and term loan exposure and unused commitments. However, the Company may continue to borrow funds and request the issuance of letters of credit under the Credit Agreement (excluding the revolver reserve amount) without lender approval to the extent that the Company’s Permitted Investments (as defined in the Credit Agreement) are less than $150 million.

A copy of the news release announcing the Credit Agreement Amendment is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2009, the Company announced that it plans to release financial results for the second quarter of 2009 on Thursday, July 30, 2009. A copy of the news release that contains this announcement is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On July 14, 2009, the Company announced details of a proposed modification (the “Revised Plan”) to the National Master Freight Agreement, effective April 1, 2008 through March 31, 2013 (the “NMFA”), between each of YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. and certain classes of their respective employees (including drivers, dockworkers and others) represented by the International Brotherhood of Teamsters. A copy of the news release that contains this announcement is attached hereto as Exhibit 99.1. The Revised Plan amends and restates in its entirety the prior modification to the NMFA that became effective January 9, 2009. The Revised Plan is included with this Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Memorandum of Understanding on the Job Security Plan, dated July 9, 2009, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc.

99.1	News Release dated July 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: July 14, 2009	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Memorandum of Understanding on the Job Security Plan, dated July 9, 2009, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc.

99.1	News Release dated July 14, 2009

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